Exhibit 5.1

MORTONPLLC	FOUR FOREST PLAZA 1222 MERIT DRIVE SUITE 1270 DALLAS, TEXAS 75251 972-490-6688 MAIN 972-934-9299 FAX

March 24, 2004

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 (“Registration Statement”) to be filed by RF Monolithics, Inc. (“Company”) on or about the date hereof with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of the offer and sale of (i) 150,000 shares of common stock, $.001 par value per share (“Stock”), to be offered from time to time under the Company's 1994 Employee Stock Purchase Plan, as amended (the “Purchase Plan”); (ii) 200,000 shares of Stock to be offered from time to time under the Company’s 1997 Equity Incentive Plan, as amended (the “Plan”); and (iii) (a) up to 119,000 shares available for offer and sale but not issued or subject to outstanding options as of March 24, 2004, under the Company’s 1994 Non-Employee Directors’ Stock Option Plan (“Prior Plan”) and (b) up to 248,768 shares subject to outstanding awards under the Prior Plan that may subsequently cease to be subject to such awards (as a result of cancellations or expirations of options), which are being carried forward on the Registration Statement as further described therein to be offered from time to time under the Plan, this firm is of the opinion that the aforementioned shares of Stock to be issued directly by the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Purchase Plan and the Plan, as applicable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and the firm expresses no opinion as to the laws of any other jurisdiction.  This firm hereby consents to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement.  In giving such consent, this firm does not thereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Morton PLLC

By: /s/   Stephen C. Morton